CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of this 18th day of December, 2020 (the "Effective Date"), by and between Alchemy Advisory LLC, a Limited Liability Company organized under the laws of Puerto Rico (the "Consultant") and located at 13600 CaiT 968, Apt 64, Rio Grande, PR 00745 and Healthcare Triangle, Inc., a Delaware corporation (the "Company") and having its principal place of business at 4309 Hacienda Dr., Suite 150 Pleasanton, CA 94588. The Company and Consultant are collectively referred to herein as the "Parties".

WHEREAS, the Company is an advanced cloud, data science and health IT managed services provider servicing Healthcare and Life Sciences Industry.

WHEREAS, Consultant is operating as a financial and business consultant;

WHEREAS, the Company desires to retain Consultant, and Consultant desire to be retained by the Company;

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.  DUTIES. (a) The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a strategy business consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(b) Description of Consulting Services. The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide financial and business advice to the Company including, but not limited, to (a) building and maintaining a financial model for the Company, (b) help drafting marketing materials and presentations, (c) reviewing the Company's business requirements and discuss financing and businesses opportunities, (d) look for potential investors and ways of growing the business, (e) anything else the Company may reasonably require from the Consultant.

2.  TERM. The Term of this contract is for 6 months, at which point the contract can be extended for another 6 months with the consent of both parties in writing.

3.  COMPENSATION. For services rendered hereunder, the Company shall pay to the Consultant a sum of Fifty Five Thousand Five Hundred Dollars ($55,500). The cash payment is due immediately with the signing of this Agreement. In addition to the cash payment, the Company shall issue Seventy Five Thousand (75,000) restricted shares of the Company's common stock to the Consultant within five (5) business days of executing this Agreement. All of the shares issued to the Consultant by the Company will have piggy-back registration rights. For all relevant purposes, the number of shares to be issued and delivered to the Consultant, shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company's common stock, which may occur between the date of the execution of this agreement and the Company's initial public offering.

4.  EXPENSES. The Company agrees to reimburse the Consultant from time to time, for reasonable and pre-approved in writing, including via email, out-of-pocket expenses incurred by Consultant in connection with its activities under this Agreement.

5.  PIGGYBACK REGISTRATION RIGHTS. If the Company shall determine to register for sale for cash any of its securities, for its own account or for the account of others (other than the Consultant), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Fonn S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) in connection with any offering involving an underwriting of securities to be issued by the Company, the managing underwriter shall prohibit the inclusion of securities by selling holders in such registration statement or shall impose a limitation on the number of securities which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental (piggyback) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right and there is first excluded from such registration statement all securities sought to be included therein by (A) any holder thereof not having any such contractual, incidental registration rights, and (B) any holder thereof having contractual, incidental registration rights subordinate and junior to the Consultant's Registrable Securities, the Company shall then be obligated to include in such registration statement only such limited portion (which may be none) of the Consultant's Registrable Securities with respect to which such holder has requested inclusion hereunder. The Company shall promptly give to the Consultant written notice thereof (and in no event shall such notice be given less than ten (10) calendar days prior to the filing of such registration statement), and shall include as a Piggyback Registration all of the shares specified in a written request delivered by the Consultant thereof within five (5) calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Consultant, withdraw such registration statement prior to it becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

6.  CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company's employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

7.  INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

8.  TERMINATION. This Agreement may be tenninated by mutual consent of both parties at any time, provided, however, that termination shall not relieve the Company from paying the compensation already accrued.

9.  NO THIRD-PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services contemplated hereby.

10.  ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

11.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

12.  ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

13.  VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, tenn and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

14.  NO-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

15. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement supersedes and replaces any and all previous agreements between the parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

The Company	The Consultant

Healthcare Triangle, Inc.	Alchemy Advisory LLC
a Delaware Corporation	a Puerto Rico Limited Liability Company

/s/ V. Suresh	/s/ Dmitriy Shapiro
By: Suresh Venkatachari	By: Dmitriy Shapiro
Chairman and CEO	Founder